UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2011

ARROW ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)

NEW YORK	1-4482	11-1806155
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7459 S. Lima Street, Englewood, CO  80112
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (303) 824-4000

50 Marcus Drive, Melville, New York 11747
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 20.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 7, 2011 the Registrant, Arrow Electronics, Inc., entered into an amendment to its existing Transfer and Administration Agreement (the "Agreement") under which the size of its accounts receivable securitization facility was increased to $775 million, along with certain other changes to the terms of the facility.  The term of the Agreement is three years, effective December 7.  The following banks are participating in the facility: Bank of America, Wells Fargo, The Bank of Tokyo-Mitsubishi, The Bank of Nova Scotia, HSBC, and Mizuho.

The above description is a summary only of the Agreement and is qualified in its entirety by the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

Exhibit No.	Description

10.1	Restated Transfer and Administration Agreement Incorporating Amendments 1-20, effective as of December 7, 2011

99.1	Press release dated December 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date: December 12, 2011	By:	/s/ Peter S. Brown
	Name:	Peter S. Brown
	Title:	Senior Vice President